EXHIBIT 99.1
Press Release Dated March 8, 2004



            350 UNIT KWIK TRIP CONVENIENCE STORES JOIN GROWING LIST
                  OF PRESTIGIOUS CUSTOMERS FOR PARK CITY GROUP

PARK CITY, UTAH - March 08, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced that La Crosse, WI based convenience and gas stores Kwik Trip, Inc. has selected the Action Manager Scheduling application for staff scheduling in the store locations.

Kwik Trip is unique in the convenience store industry because they maintain total quality control over a wide variety of products by producing and packaging the items in their own state-of-the-art facilities. Kwik Trip has it own Bakery, Commissary, Dairy, Distribution Warehouse and Vehicle Maintenance divisions. The first Kwik Trip store opened in 1965 and today, there are more than 350 Kwik Trip, Kwik Star and other corporate concepts in Wisconsin, Minnesota and Iowa.

"We reviewed several labor scheduling solutions and selected Park City Group," noted Ed Strahs, Director of Information Technology for Kwik Trip. "We expect to gain labor savings and more timely visibility to the cost of our store labor."

"We are pleased to have Kwik Trip join our other industry leading convenience and gas store customers, such as Wawa, Inc. and Sheetz, Inc. in the use of our products," said Randy Fields, CEO and president of Park City Group, Inc. "Kwik Trip is a well respected regional gas and convenience store chain with a unique business model. Having already initiated its implementation process, the Kwik Trip and Park City Group team is making excellent progress."

About Kwik Trip, Inc.

Kwik Trip, Inc. based in LaCrosse, Wisconsin is unique in the convenience store industry because they maintain total quality control over a wide variety of products by producing and packing the items in their own state-of-the-art facilities. In addition to the corporate Support Center, which handles the administrative needs of the stores and co-workers, Kwik Trip has its own Bakery, Commissary, Dairy, Distribution Warehouse and Vehicle Maintenance Divisions. The first store opened its doors in 1965 and today they have over 350 Kwik Trip, Kwik Star, Healthy Platter (R), Tobacco Outlet Plus stores throughout Wisconsin, Minnesota and Iowa.

About Park City Group:

Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us (Media Contact Randy Fields) at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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